UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities And Exchange Act Of 1934

February 10, 2004
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(909) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

On February 5, 2004, Watson Pharmaceuticals, Inc. (“Watson” or the “Company”), commenced a cash tender offer and consent solicitation for all of its $150,000,000 principal amount of 7 1/8 % Senior Notes due 2008.

The Company includes as an exhibit to this Form 8-K the News Release titled “Watson Pharmaceuticals Announces Tender Offer to Repurchase Its 7 1/8% Senior Notes.”

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

c.               Exhibits

99.1                            News Release dated February 5, 2004 titled “Watson Pharmaceuticals Announces Tender Offer to Repurchase Its 7 1/8% Senior Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 10, 2004.	WATSON PHARMACEUTICALS, INC.

		By:	/s/ CHARLES P. SLACIK
Charles P. Slacik
Executive Vice President and
Chief Financial Officer